Exhibit 99.1

RIVERBED TO EXTEND WAN OPTIMIZATION PRODUCT LEADERSHIP

WITH ACQUISITION OF MAZU NETWORKS

Powerful and Flexible Software Delivers Visibility, Reporting and Analytics for Enterprise and

Service Provider Customers

SAN FRANCISCO – January 20, 2009 – Riverbed Technology (NASDAQ: RVBD) today announced it has agreed to acquire Mazu Networks, a privately-owned company that helps organizations manage, secure and optimize the availability and performance of global applications. The Mazu organization, based in Cambridge, Massachusetts, will become a business unit of Riverbed. In connection with the acquisition of all of the outstanding securities of Mazu, Riverbed will pay approximately $25 million in cash at closing, with an additional possible payment based on future sales performance.

Mazu Networks provides a unique, powerful and flexible analysis and reporting software that provides a holistic, real-time view of application usage and performance. This perspective is critical to understanding the application environment and taking the right steps to validate and ensure delivery of business-critical applications across the wide area network (WAN).

“The market for WAN optimization is fast becoming more mainstream and increasingly our enterprise and service provider customers are demanding more visibility, reporting and analytics capabilities from us as they seek to deploy more robust infrastructure for managing their global applications,” said Jerry M. Kennelly, president and CEO of Riverbed. “This requirement is driven by the enterprise’s need to reduce costs via consolidation, improve end-user productivity, and leverage technology to streamline business processes.”

The acquisition of Mazu Networks allows Riverbed to meet enterprise and service provider customer demands by extending its suite of WAN optimization products to include global application performance, reporting and analytics. This provides customers with a closed-loop system for managing enterprise-wide applications by intelligently monitoring and analyzing performance, demonstrating the need for return on investment (ROI) of optimization, and allowing users to continuously manage performance targets to predetermined objectives.

“Our service provider customers require an integrated system to monitor and deliver a managed WAN optimization service,” continued Kennelly. “By providing an integrated solution based on

Mazu’s market-leading offerings, we are able to tailor the reporting to demonstrate the value of optimization, which in turn supports the value of the provider’s service to its customers.”

Riverbed has become the leading IT infrastructure performance company by delivering the benefits of speed, scale, and simplicity to thousands of customers around the world, and WAN optimization will continue to be the primary driver of Riverbed’s ongoing success. The Mazu product line supports Riverbed’s position by delivering speed in performance analysis, providing scale to Riverbed’s customers’ ability to monitor the optimization and performance of their key applications and allowing Riverbed to deliver simplicity in the analysis and reporting of that information across a customer’s entire environment with customizable dashboards and reports.

Key Financial and Other Terms of the Transaction:

•	$25 million cash payment at closing

•

Payment of up to $22 million in cash based on achievement of certain bookings targets in a defined twelve month period following the closing. The maximum payment would require they achieve $35 million in bookings.

•	The closing of the acquisition is subject to customary closing conditions, including approval of Mazu’s stockholders

•	The parties intend to consummate the acquisition as soon as practicable and currently anticipate that the closing will occur before the end of the first quarter of 2009

•	The impact to Riverbed’s non-GAAP earnings is expected to be approximately breakeven in 2009 and accretive in 2010

Conference Call Information

Riverbed will host a conference call today, Tuesday, January 20, at 2:30 p.m. Pacific Time to discuss the acquisition. To participate in this conference call, please call (866) 582-1076 or (706) 634–6541, password “Riverbed”. A simultaneous audio webcast of the conference call will be available at www.riverbed.com/investors and archived on the Riverbed website for three months. In addition, a telephone replay will be available today by 6 p.m. Pacific Time through the end of day Friday, January 23, 2009. To access the telephone replay, dial (800) 642-1687 or (706) 645-9291, conference ID # 81607527.

Steelhead Products

Riverbed WAN optimization solutions enable organizations of all sizes to overcome a host of severe problems, including poor application performance and insufficient bandwidth at remote sites. By speeding the performance of applications between data centers, remote offices and mobile workers by five to 50 times and in some cases up to 100 times, the Riverbed award-winning Steelhead products enable companies to consolidate IT, improve backup and replication processes to ensure data integrity, and improve staff productivity and collaboration. Steelhead products have been deployed in organizations ranging from the world’s largest corporations with offices around the globe to small companies with a couple of sites that are just miles apart. To learn more, view Riverbed’s demo: www.riverbed.com/pr/jack.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to the anticipated likelihood and timing of the completion of the acquisition of Mazu Networks and the benefits expected to be provided to Riverbed and its business by the acquisition, statements relating to the expected demand for Riverbed’s products and services, and statements relating to Riverbed’s ability to meet the needs of distributed organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results or outcomes to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results or outcomes to differ materially from those expressed or implied by such forward-looking statements include the inability to obtain necessary Mazu stockholder approval of the acquisition, and the possibility of material adverse changes in Mazu’s business, condition, financial performance or prospects. In addition, our results and actual outcomes are subject to other risks and uncertainties that relate more broadly to our overall business, including our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed with the SEC on October 30, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed Technology is the technology and market leader in WAN optimization solutions for companies worldwide. By enabling application performance over the wide area network (WAN) that is orders of magnitude faster than what users experience today, Riverbed is changing the way people work, and enabling a distributed workforce that can collaborate as if they were local. Additional information about Riverbed (Nasdaq: RVBD) is available at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, and the Riverbed logo are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com